Exhibit 16

Elfun Income Fund

Year to Date percentage return equals

              Ending Account Value                   -1
              -----------------------
              Beginning Account Value

where

Beginning  Account  Value =      the net asset  value
                                (NAV)  at the  beginning  of the year
                                 multiplied by 1000 "beginning  units"
                                (a hypothetical number of Units.)

Ending Account Value =          Ending Units x NAV at the end of the year

Ending Units                    Beginning units + number of units purchased
                                month 1 + number of units purchased month 2 ...
                                ...continued through month 12.

Income Units Purchased
Each Month =                    Total Income Earned that Month
                                ------------------------------
                                NAV at end of month

Income Earned =                 Income  per unit  multiplied
                                by total number of units  through end
                                of prior months.

See attached Return calculations for the Period ending December 31, 1996.

                                Elfun Income Fund
                Total Return for Fiscal Year Ended December 1996


------------------------------------------------------------------------------------------------------------------------------------
    A          B           C          D         E        F            G            H            I          J          K         L
                        Capital                                  Capital Gains   Income                            Current
           Income per    Gains    Reinvest.   Unit     Income       Units        Units        Total     Account     Month      YTD
 Period       Unit        Unit      Value     Value    Earned     Purchased    Purchased      Units      Value     Return     Return
------------------------------------------------------------------------------------------------------------------------------------
 Dec-95                                      11.64                                        1000.000    11640.00
 Jan-96     0.0633000              11.58     11.66      63.300    0.000        5.429      1005.429    11723.30     0.72%     0.72%
 Feb-96     0.0623000              11.47     11.39      62.638    0.000        5.499      1010.928    11514.47    -1.78%    -1.08%
 Mar-96     0.0628000              11.31     11.25      63.486    0.000        5.643      1016.571    11436.43    -0.68%    -1.75%
 Apr-96     0.0618000              11.16     11.13      62.824    0.000        5.645      1022.216    11377.26    -0.52%    -2.26%
 May-96     0.0619000              11.14     11.04      63.275    0.000        5.731      1027.947    11348.54    -0.25%    -2.50%
 Jun-96     0.0616000              11.02     11.12      63.322    0.000        5.694      1033.642    11494.10     1.28%    -1.25%
 Jul-96     0.0629000              11.06     11.10      65.016    0.000        5.857      1039.499    11538.44     0.39%    -0.87%
 Aug-96     0.0644000              11.14     11.02      66.944    0.000        6.075      1045.574    11522.22    -0.14%    -1.01%
 Sep-96     0.0642000              11.15     11.15      67.126    0.000        6.020      1051.594    11725.27     1.76%     0.73%
 Oct-96     0.0678000              11.25     11.33      71.298    0.000        6.293      1057.887    11985.86     2.22%     2.97%
 Nov-96     0.0623000              11.43     11.46      65.906    0.000        5.751      1063.638    12189.29     1.70%     4.72%
 Dec-96     0.0623000              11.35     11.32      66.265    0.000        5.854      1069.492    12106.65    -0.68%     4.01%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Annual return for one year equals:

    (Ending Account Value - Beginning Account Value)/Beginning Account Value

--------------------------------------------------------------------------------

           1)  Input numbers for columns  A,B,C,D,E
               A = Month - Year
               B = Income per unit
               C = Capital  Gains  per  unit
               D = Capital Gain Reinvestment NAV
               E = NAV per unit at Month End

           2)  F = I^ * B, where I^ is from prior month

           3)  G = I^ *C/D, where I^ is from prior month

           4)  H = F/E

           5)  I = I^ + H, where I^ is from prior month

           6)  J = E/I

           7)  K =(J-J^)/J^, where J^ is from prior month

           8)  L = ((L^ + 1)*(K + 1))-1, where L^ is from prior month

Elfun Income

The three and five year returns are average annual compounded rates of return.

Rates are calculated using the following geometric return formula:

Geometric  Return = { (1+R1) x (1+R2) x (1+R3)......x  (1+RN) } ^ (1/M) -1
where
R1, R2, R3....RN = Rate of return for periods 1,2,3 through N

N = Number of periods

M = Number of years that comprise N periods

Three Year Average Return 1994-1996
-----------------------------------
The three year average annual rate of return is calculated as follows:

                                         1994       1995       1996
    0.062910834 = 1.201^(1/3) -1 = {(1+ -0.023)x(1+ 0.182)x(1+ 0.040)}^(1/3)-1
=   6.29% rounded

Five Year Annual Return 1992-1996
---------------------------------
The five year average annual rate of return is calculated as follows:

                                        1992       1993        1994       1995       1996
    0.070322977 = 1.405^(1/5) -1 = {(1+ 0.066)x(1+ 0.097)x(1+ -0.023)x(1+ 0.182)x(1+ 0.040)}^(1/5)-1
=   7.03% rounded


Ten Year Annual Return 1987-1996
--------------------------------
The ten year average annual rate of return is calculated as follows:

                                        1987       1988       1989       1990       1991
   0.081758636 = 2.194^(1/10) -1 = {(1+ 0.008)x(1+ 0.075)x(1+ 0.143)x(1+ 0.086)x(1+ 0.161)x


                                       1992       1993        1994       1995       1996
                                   (1+ 0.066)x(1+ 0.097)x(1+ -0.023)x(1+ 0.182)x(1+ 0.040)}^(1/10)-1

=  8.18% rounded